Exhibit (e)(10)

GUARANTEE AGREEMENT

This guarantee agreement (“Guarantee”) is entered into between EXECUTIVE (“you”), LS Corp., a corporation organized under the laws of the Republic of Korea (“Parent”) and LS Cable Ltd., a wholly owned subsidiary of Parent organized under the laws of the Republic of Korea (“LS Cable” and, together with Parent, the “Guarantors” and each a “Guarantor”), as of July 30, 2008 and becomes effective subject to the occurrence of, and upon, the Purchase Time (as defined in the Agreement and Plan of Merger, dated as of June 11, 2008, among the Company (as defined below) and LS Cable).

Subject to the terms and conditions set forth herein, the Guarantors hereby irrevocably and unconditionally guarantee to you, and agree to be jointly and severally liable as guarantors for, the full payment and performance of all amounts, agreements, liabilities and obligations required to be paid or performed by Superior Essex Inc., a Delaware corporation, or any of its permitted successors or assigns (the “Company”) pursuant to the Amended and Restated Employment Agreement entered into between you and the Company as of June 11, 2008, as it may be amended from time to time (the “Employment Agreement”) (each such amount, agreement, liability or obligation, a “Guaranteed Obligation” and collectively, the “Guaranteed Obligations”).

The Guarantors agree that if (a) the Company fails to pay or perform any Guaranteed Obligation (a “Default”), (b) you have notified the Company in writing of such Default and (c) such Default is not cured by the Company within sixty (60) days after the date on which the Company is required under the Employment Agreement to pay or perform such Guaranteed Obligation (the “Cure Period”), then the Guarantors (or either of them) shall pay such Guaranteed Obligation to you or perform such Guaranteed Obligation for you (as applicable) as soon as practicable thereafter but in no event later than ten (10) days after the later to occur of expiration of the Cure Period applicable to such Default or the date on which you notify Parent in writing of the Default. The Guarantors (or either of them) may withhold from any amounts payable to you hereunder such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

The Guarantors agree that their guarantee hereunder constitutes a guarantee of payment and not of collection. You shall not be required to pursue or exhaust any legal remedies you may have against the Company or any other party before or after enforcing your rights and remedies against the Guarantors under this Guarantee in accordance with the terms of this Guarantee. The obligations of the Guarantors under this Guarantee are irrevocable, absolute, independent and unconditional and shall continue until, and expire only upon, the full and final payment and performance of all of the Guaranteed Obligations.

You may at any time and from time to time without notice to or consent of the Guarantors (or either of them) and without impairing or releasing the obligations of the Guarantors (or either of them) hereunder: (a) agree with the Company to make any change in the terms of any Guaranteed Obligation, (b) take or fail to take any action of any kind in respect of any security for any Guaranteed Obligation, (c) exercise or refrain from exercising any rights against the Company or others or (d) compromise or subordinate any Guaranteed Obligation (including any security therefor). Any other suretyship defenses are hereby waived by the Guarantors (and each of them), including without limitation any suretyship defense based on (i) any default, failure or delay (willful or otherwise) by the Company in its performance of the Guaranteed Obligations, (ii) the lack of validity or enforceability of the Employment Agreement, (iii) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any Guaranteed Obligation, including without limitation any claim to limitation of damages under Section 502(b)(7) of the U.S. Bankruptcy Code, (iv) the existence of any claim, set-off or other rights that the Guarantors (or either of them) may have at any time against you or any other person or entity, in each case in connection with any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim or (v) any other circumstance that might otherwise constitute a defense to, or a legal or equitable discharge of, a guarantor or surety.

No delay or omission by you in exercising any right or remedy hereunder shall operate as a waiver thereof. In furtherance of the foregoing and without limiting the generality thereof, the Guarantors agree that their obligations hereunder are independent of the obligations of the Company in respect of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantors whether or not any action is brought against the Company and whether or not the Company is joined in any such action or actions. Notwithstanding anything to the contrary herein, in no event shall the Guarantors’ (or either of their) obligations and liabilities in respect of any Guaranteed Obligation be greater than the Company’s obligations and liabilities in respect of such Guaranteed Obligation pursuant to the Employment Agreement, and the Guarantors (and each of them) shall be entitled to all the defenses, remedies and rights of the Company under the Employment Agreement, at law and in equity with respect to such Guaranteed Obligation (other than under any insolvency, bankruptcy, reorganization or other similar law).

This Guarantee shall inure to the benefit of and be binding upon you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Guarantee shall be binding on each Guarantor and its successors in interest to all or a substantial portion of the business operations of such Guarantor which assume in writing, or by operation of law, its obligations hereunder, but this Guarantee shall not otherwise be assignable or delegable by the Guarantors (or either of them). The rights, powers, privileges and remedies given to you under this Guarantee are cumulative and shall be in addition to and independent of any other rights, powers, privileges and remedies to which you may be entitled at law or in equity or under the Employment Agreement.

This Guarantee shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof. Together with the Employment Agreement, this Guarantee contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings (including verbal agreements) between you and the Guarantors (or either of them) and/or their respective affiliates regarding the subject matter hereof, and may not be altered, modified or amended except by written instrument signed by the parties hereto. In the event that any one or more of the provisions of this Guarantee shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Guarantee shall not be affected thereby, and each such invalid, illegal or unenforceable provision shall be deemed to be amended to the extent reasonably appropriate in a manner not adverse to you in order to give full effect thereof to the intent of this Guarantee. This Guarantee may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware located in New Castle County and of the United States of America located in the District of Delaware for any actions, suits or proceedings arising out of or relating to this Guarantee and agrees (a) not to commence any action, suit or proceeding relating thereto except in such courts and (b) to waive any defenses as to personal jurisdiction of such courts over such party. Each of the Guarantors hereby irrevocably designates CT Corporation System (in such capacity, the “process agent”), with an office at 111 Eighth Avenue, New York, NY 10011, as its designee, appointee and agent to receive, for and on its behalf service of process in such jurisdiction in any legal action or proceedings with respect to this Guarantee, and such service shall be deemed complete upon delivery thereof to the process agent. Each Guarantor shall take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that such Guarantor will at all times have an agent for service of process for the above purposes in New York, New York. Each party hereby irrevocably and unconditionally (i) waives any objection to the laying of venue of any action, suit or proceeding arising out of this Guarantee in the courts of the State of Delaware or the United States of America located in the District of Delaware, (ii) waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and (iii) waives, and agrees not to assert in any such court any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise). Notwithstanding the foregoing, each Guarantor agrees that if you obtain against such Guarantor a judgment of a Delaware state or federal court relating to this Guarantee you may bring an action with respect to the recognition and enforcement thereof in a court in Korea, and such Guarantor irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, any contention that such judgment of a Delaware state or federal court may not be recognized and/or enforced in whole or in part.

Signature Page Follows

IN WITNESS WHEREOF, this Guarantee has been duly executed and delivered to you by each Guarantor as of the date first above written.

LS CORP.

By:
Its:

LS CABLE LTD.

By:
Its:

ACCEPTED AND AGREED by:

Name: EXECUTIVE

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